Exhibit 23(b)





                  [FRIEDMAN ALPREN & GREEN LLP LETTERHEAD]




                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



     As independent public accountants, we hereby consent to the incorporation by reference in this Form-S8 Registration Statement of our reports dated March 31, 1995 on the consolidated financial statements and the financial statement schedules included or incorporated by reference in the HMG Worldwide Corporation Annual Report on Form 10-K for the year ended December 31, 1994.





                                         /s/ Friedman Alpren & Green LLP
                                         Friedman Alpren & Green LLP


New York, New York
May 31, 1995